                                                                  Exhibit 10.12

                      INTERCARRIER ROAMER SERVICE AGREEMENT


THIS AGREEMENT dated as of the 16TH day of JANUARY, 1997 by and between PRICELLULAR CORPORATION, sometimes referred to as "PriCellular", and ALLENTOWN SMSA LIMITED PARTNERSHIP; ANDERSON CELLULAR TELEPHONE COMPANY; CAPE AND ISLANDS CELLULAR LIMITED PARTNERSHIP; COLUMBIA CELLULAR TELEPHONE COMPANY; NEW HAMPSHIRE RSA 2 PARTNERSHIP; NEW YORK SMSA LIMITED PARTNERSHIP; NYNEX MOBILE LIMITED PARTNERSHIP 1; ORANGE - POUGHKEEPSIE LIMITED PARTNERSHIP; PENNSYLVANIA RSA 6 (II) LIMITED PARTNERSHIP; PITTSBURGH SMSA LIMITED PARTNERSHIP; PITTSFIELD CELLULAR TELEPHONE COMPANY; READING SMSA LIMITED PARTNERSHIP; VERMONT RSA LIMITED PARTNERSHIP; WASHINGTON DC SMSA LIMITED PARTNERSHIP; AND CELLCO PARTNERSHIP ("CELLCO") A DELAWARE GENERAL PARTNERSHIP, doing business as Bell Atlantic NYNEX Mobile (referred to as "BANM"), for themselves and for those license holders set forth in Attachment A, attached hereto and incorporated herein. The license holders listed in Appendix I-A as the "PriCellular Licensees and Permittees" are herein referred to as the "PriCellular Parties," the license holders listed in Appendix I-A as the "BANM Licensees and Permittees" are herein referred to as the "BANM Parties", or individually as a "PriCellular Party" or a "BANM Party," respectively; PriCellular, BANM, the PriCellular Parties and the BANM Parties are collectively referred to as the "Parties" and individually as a "Party."

                                     RECITAL

     WHEREAS, the Parties desire to make arrangements to facilitate the provision of wireless Service to Roamers in accordance with the "General Terms and Conditions for Roaming," attached hereto as Appendix II, and "Operating Procedures," attached hereto as Appendix III (Appendix II and Appendix III are hereby incorporated herein and such Appendices and all attachments hereto are referred to herein as the "General Terms"), for as long as is practicable.

                                MUTUAL AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises herein set forth and intending to be legally bound hereby, the Parties do hereby agree as follows:

1. Under the conditions set forth herein, to be bound by the General Terms attached hereto, as they may be properly amended from time to time.

2. The Home Carrier shall be liable to the Serving Carrier in accordance with Paragraph 2.1 of Appendix II for all of the service and pass-through charges for all calls chargeable to the Home Carrier's customers (including the customers of its resellers) and invoiced by the Serving Carrier to the Home Carrier as specified in Appendix III. "Home Carrier" and "Serving Carrier" are defined in Appendix II.

3. In the event that roaming becomes technically or administratively impracticable on any Party's system(s) or if an unacceptable level of unauthorized use occurs, either PriCellular or BANM may suspend this Agreement, pursuant to Paragraph 4.2 and Section VI of Appendix II by written notice to the other and, in such event, the Home Carrier will notify its customers no later than the next bill of the suspension of service. In the event that such notice is required, the Home Carrier shall consult with the Serving Carrier regarding the content of such notice and incorporate all reasonable suggestions made by the Serving Carrier with respect to such notice. In addition, the Serving Carrier, when communicating with the customers of the Home Carrier, will use an explanation for the suspension of service mutually agreed upon by PriCellular and BANM. In the specific event that the impracticability of service is caused by the testing or commercial service of a carrier other than the Serving Carrier operating in the area served by the Serving Carrier and where the Serving Carrier is not, in any respect, responsible for the impracticability, the Home Carrier may include with its notice to its customers the following statement:

                                    "NOTICE"

             Previously you have been able to obtain service as a roamer in [Serving Carrier's Service Area Affected] on [Serving Carrier's] system. Presently, you may experience difficulty in using your service in [Serving Carrier's Service Area Affected]. This is because [interfering carrier] is now [testing/operating]its cellular system In [Serving Carrier's Service Area Affected], and the difficulty is not the fault of [Serving Carrier]."

4. The notices referred to in Paragraph 10.1 of Appendix II should be sent to:

     A.   PRICELLULAR,
          DREW DAVIES,
          4010 LAKE WASHINGTON BLVD. STE 208,
          KIRKLAND, WA 98033,

and

     B.   BANM,
          JIM JEFFERY - STAFF DIRECTOR INTERCARRIER SERVICES
          180 WASHINGTON VALLEY ROAD,
          BEDMINSTER, NJ 07921.

     Notices given pursuant to Articles VI and VII of Appendix II should be sent to:

          A.   PRICELLULAR
               DREW DAVIES
               4010 LAKE WASHINGTON BLVD. STE 208
               KIRKLAND, WA 98033

and

          B.   BANM;
               JIM JEFFERY - STAFF DIRECTOR INTERCARRIER SERVICES
               180 WASHINGTON VALLEY ROAD,
               BEDMINSTER, NJ 07921

5. PriCellular and BANM each hereby represent and warrant that (a) they have been authorized by the PriCellular Parties and the BANM Parties, respectively, to enter into this Agreement on such Party's behalf and (b) each of the PriCellular Parties and each of the BANM Parties, respectively, is a Licensee or Permittee of the Domestic Public Cellular Radio Telecommunications System(s) and Station(s) shown on the attached Appendix I-A serving the area(s) referred to therein. PriCellular or BANM may from time to time hereafter seek to amend Appendix I-A of this Agreement to add and or delete a Licensee or Permittee of a Domestic Public Cellular RadIo Telecommunication System(s) and Station(s) as an PriCellular Party or a BANM Party, respectively, to this Agreement, upon written notice to the other and with the consent of the other (which consent shall not be unreasonably withheld), in which event this Agreement shall become effective between such additional party or parties and all the existing Parties hereto, less any such deleted party or parties, as of the date set forth in an agreed upon amended Appendix I-A.

6. In the event that at least one of the Parties is a non-United States Cellular Carrier, then Appendix W (Foreign Cellular Carrier) shall be attached hereto and made a part of this Agreement.

7. Both Parties may from time to time hereafter amend Appendix I-B of this Agreement to restrict roaming service to a specific market(s) by providing written notice at least fifteen (15) days in advance requesting the other Party's consent, which shall not be unreasonably withheld or delayed, to restrict roaming service in the market(s) identified in such request.

8. This Agreement anticipates that in the future an Affiliate of the Home Carrier, as may be designated by a Home Carrier in writing, shall obtain Wireless Service for Roamer hereunder. The Affiliate of a Home Carrier may obtain such Wireless Service for its Roamers from a Serving Carrier under the terms and conditions set forth in this Agreement, provided that before any such Wireless Service can be so obtained the Affiliate must acknowledge and agree in writing to be bound by the terms and conditions of this Agreement by sending such written acknowledgment to each Party. The Affiliate obtaining the Wireless Service hereunder shall then be liable for the obligations incurred as if such Affiliate were the Home Carrier, and the Home Carrier shall not be liable for any obligations, acts or omissions of Affiliate.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

ALLENTOWN SMSA LIMITED PARTNERSHIP
  by Bell Atlantic Mobile Systems of Allentown Inc., its general partner

By: /s/ MICHAEL J. BURNS (for)
    -----------------------------------

Print Name: DAVID H. BENSON
            ---------------------------

Title: VICE PRESIDENT & CFO
       --------------------------------

Date:   3/12/97
       --------------------------------

ANDERSON CELLULAR TELEPHONE COMPANY
CAPE AND ISLANDS CELLULAR LIMITED PARTNERSHIP
COLUMBIA CELLULAR TELEPHONE COMPANY
NEW HAMPSHIRE RSA 2 PARTNERSHIP
NEW YORK SMSA LIMITED PARTNERSHIP
PENNSYLVANIA RSA 6 (II) LIMITED PARTNERSHIP
PITTSBURGH SMSA LIMITED PARTNERSHIP
PITTSFIELD CELLULAR TELEPHONE COMPANY
READING SMSA LIMITED PARTNERSHIP
WASHINGTON DC SMSA LIMITED PARTNERSHIP
      by Cellco Partnership, its managing general partner, by Bell Atlantic NYNEX Mobile, Inc., its managing general partner

VERMONT RSA LIMITED PARTNERSHIP
      by NYNEX Mobile Limited Partnership 1, its managing general partner, by Cellco Partnership, its managing general partner,
                      by Bell Atlantic NYNEX Mobile, Inc,,
                      its managing general partner

NYNEX MOBILE LIMITED PARTNERSHIP 1
      by Cellco Partnership, its managing general partner, by Bell Atlantic NYNEX Mobile, Inc., its managing general partner

ORANGE - POUGHKEEPSIE LIMITED PARTNERSHIP
      by NYNEX Mobile Limited Partnership 2, its managing general partner, by Cellco Partnership, its managing general partner,
                      by Bell Atlantic NYNEX Mobile, Inc.,
                      its managing general partner

CELLCO PARTNERSHIP
        by Bell Atlantic NYNEX Mobile, Inc.
        its managing general partner

By: /s/ MICHAEL J. BURNS (for)
    -----------------------------------

Print: DAVID H. BENSON
       --------------------------------

Title: VICE PRESIDENT & CFO
       --------------------------------

Date:  3/12/97
       ---------------------------------

PriCellular

By: /s/ DREW DAVIES
    -----------------------------------

Print: DREW DAVIES
       --------------------------------

Title: VICE PRESIDENT
       --------------------------------
DATE:  12/19/96
       --------------------------------

** Agreement must be signed by an officer of company, ie. President, Vice President, etc.

ATTACHMENT A

                                 ATTACHMENT A TO

                      INTERCARRIER ROAMER SERVICE AGREEMENT

                                     BETWEEN

                                   PRICELLULAR

                                       and

                                      BANM

Allentown SMSA Limited Partnership
Anderson Cellular Telephone Company
Cape and Islands Cellular Limited Partnership
Columbia Cellular Telephone Company
New Hampshire RSA 2 Partnership
New York SMSA Limited Partnership
NYNEX Mobile Limited Partnership 1
Orange - Poughkeepsie Limited Partnership
Pennsylvania RSA 6 (II) Limited Partnership
Pittsburgh SMSA Limited Partnership
Pittsfield Cellular Telephone Company
Reading SMSA Limited Partnership
Vermont RSA Limited Partnership
Washington DC SMSA Limited Partnership
Cellco Partnership

                                 APPENDIX I-A TO

                      INTERCARRIER ROAMER SERVICE AGREEMENT

                                     BETWEEN

                                   PRICELLULAR

                                       and

                                      BANM

                      PRICELLULAR LICENSEES AND PERMITTEES

SYSTEM STATION SERVICE CONSTRUCTION LICENSE PV TALK/BATCH/
COVERED SID/BID AREA PERMIT GRANTED GRANTED TYPE LISTEN REALTIME

                         PLEASE LIST YOUR SYSTEMS HERE.



                        See Attached Technical Data Sheet




                          BANM LICENSEES AND PERMITTEES


SYSTEM STATION SERVICE CONSTRUCTION LICENSE PV TALK/BATCH/
COVERED SID/BID AREA PERMIT GRANTED GRANTED TYPE LISTEN REALTY

                        See Attached Technical Data Sheet

                                 APPENDIX II TO

                      INTERCARRIER ROAMER SERVICE AGREEMENT

                                     BETWEEN

                                   PRICELLULAR

                                       AND

                                      BANM

                    GENERAL TERMS AND CONDITIONS FOR ROAMING

                                   DEFINITIONS

A. The "Agreement" means the Intercarrier Roamer Service Agreement, including all appendices attached thereto, to which these General Terms and Conditions for Roaming are attached.

B. "Wireless Service" means domestic public cellular radio telecommunications service and any other available public radio services authorized under the FCC rules, or other licensing authority in other jurisdiction(s), for broadband personal communications services.

C. "Home Carrier" means a Party who is providing Wireless Service to its registered customers in a geographic area where it holds a license or permit for a domestic public cellular radio telecommunication system and station.

D. "Serving Carrier" means a Party who provides Wireless Service for registered customers of another Parry while such customers are out of their Home Carrier's geographic area and in the geographic area where the Serving Carrier holds a license or permit for a domestic public cellular radio telecommunication system and station.

E. "Roamer" means a customer who seeks Wireless Service in a geographic area outside of the area served by the Party with whom it is registered.

F. "Authorized Roamer" means a Roamer using equipment with the NPA/NXX combinations listed in accordance with Paragraph 3.2 of this Appendix II (except as specified in Paragraph 3.2 hereof) for whom the Serving Carrier has not received a negative notification in accordance with the provisions of
Article III hereof.

G.   "CIBER" means Cellular Intercarrier Billing Exchange Record.

H. "CIBER Record" means the publication prepared by CIBERNET Corporation, a wholly-owned subsidiary of the Cellular Telecommunications Industry Association, as a service to the Wireless Service industry.

I. "ESN" means the Electronic Serial Number that is "burned" in the customer's cellular telephone set by the manufacturer.

J. "MIN" means the "Mobile Identification Number" which is assigned by a Home Carrier to each of its registered customers.

K. "NPA/NXX combinations" means the six-digit numerical combinations assigned by regulatory authorities to identify the area code and prefix for Wireless Service.

L. "Authorized Receipt Point" or "ARP" means the location or address of the party designated by the "Home Carrier" as the delivery point for its CIBER records and authorized agent for performing CIBER Edits.

M. "Clearinghouse" means that entity which provides for the exchange of CIBER records and performs industry accepted CIBER edits, including edits to verity Industry Negative File information.

N. The phrase "approved CIBERNET Negative File Guidelines" means the negative file guidelines appearing in the CIBER Record in effect from time to time.

O. Unless specifically provided otherwise in the Agreement, all words and phrases defined in the CIBER Record shall have the meaning herein that they have therein.

P. "Industry Negative File" means the negative file maintained by the authorized Clearinghouses in accordance with approved CIBERNET Negative File Guidelines.

Q. "Affiliate" means any individual, corporation, partnership, association, trust or other entity or organization that directly or indirectly controls, is controlled by or is under common control with a Home Carrier. For the purposes of this definition "control" means the direct or indirect ownership of at least ten percent (10%) equity interest or at least ten percent (10%) interest in voting rights.


                                   PROVISIONS

I. PROVISION OF SERVICE

1.1 Each Party shall provide, to any Authorized Roamer who so requests, Wireless Service in accordance with its own tariffs and with the terms and conditions of this Agreement.

1.2 Notwithstanding anything in this Agreement to the contrary, a Serving Carrier may suspend or terminate service to an Authorized Roamer in accordance with the terms of its own tariffs, but such suspension or termination shall not affect the rights and obligations of the Parties for service furnished hereunder prior to such termination or suspension.

1.3 In connection with its service to Roamers, no Serving Carrier shall use recorded announcements or other inducements for an Authorized Roamer to discontinue the Wireless Service of its Home Carrier or, unless otherwise authorized herein, Roamer's use of a Serving Carrier's system.

II.   DIVISION OF REVENUE

2.1 Each Home Carrier, whose customers (including the customers of its resellers) receive Wireless Service from a Serving Carrier as Authorized Roamers under this Agreement, shall pay to the Serving Carrier who provided such Wireless Service 100% of the Serving Carrier's charges for Wireless Service and one hundred percent (100%) of pass-through charges (i.e., any toll or other charges owed by the Serving Carrier hereunder to any toll or other carrier in connection with providing such Wireless Services). The rate structure shall be as set forth in the Technical Data Sheet, Appendix I-A, or Attachment D, if applicable. In the event Parties agree to amend Appendix I-A's rate structure, those rates shall be set forth in Attachment D and shall supersede Appendix I-A's rates.

III. EXCHANGE OF INFORMATION

3.1 Attachment A to this Appendix II is a list furnished by the respective Parties of the valid NPA/NXX combinations used by their respective customers. These combinations shall be accepted by the other Parties. Each NPA/NXX combination is and shall be within the entire line range (0000-9999), or a specified portion thereof, in accordance with Appendix III. Each Party shall be responsible for all billings otherwise properly made under this Agreement to any number listed by such Party within the range or ranges specified by it in Attachment A Additions, deletions, or changes to NPA/NXX combinations and line number range(s) for their respective customers shall be sent by each Party to the other Parties via PriCellular and BANM in the form of an amendment to Attachment A, with an effective date as defined in Appendix III.

3.2 Each Party shall provide to each other Party, via PriCellular and BANM or their respective authorized representatives, a list of MINs from among those within the NPA/NXX combination(s) identified pursuant to Paragraph 3.1 hereof and of ESNs of the cellular telephones to which the other Parties are not authorized to provide Wireless Service pursuant to this Agreement, which shall be entered into the Industry Negative File. The approved CIBERNET Negative File Guidelines shall be the governing criteria for all Parties. Thereafter, from time to time, as agreed by PriCellular and BANM, each Party shall notify each other Party through PriCellular and BANM, or their respective authorized representatives, of all additions to, and deletions from, these lists for the customers of that particular Party. Such notifications shall be made during the normal business hours of PriCellular and BANM, via the Clearinghouse, by the means set forth in Appendix III and shall be in the form mutually agreed upon by PriCellular and BANM; and effective as defined in Appendix III.

3.2.1 Each Party hereby agrees to indemnify each and all of the other Parties, together with their partners and any and all of their officers, directors, employees, agents and/or affiliates, against, and hold them harmless from, any and all claims, suits, demands, losses and expenses, including attorneys' fees and disbursements, which may result in any way whatsoever from the indemnified Party's denial of Roamer or local Wireless Service to any cellular telephone which has been listed (pursuant to the preceding Paragraph 3.2 hereof) by the indemnifying party as not being authorized to receive service.

3.2.2 Each Party, due to system limitations, may purge or delete numbers of its customers from the lists as referred to in Paragraph 3.2 hereof, but in all such cases, such purging or deletion must be done in accordance with the approved CIBERNET Negative File Guidelines. If purging or deletion of numbers is done prior to the time frames established, or through procedures not otherwise set forth, in the approved CIBERNET Negative File Guidelines, the Party implementing the purge or deletion will assume financial liability for any charges incurred by those numbers. All purges or deletions made pursuant to this Paragraph 3.2.2 shall be given through PriCellular and BANM and shall be in the form mutually agreed upon by PriCellular and BANM and effective as of the time established by the approved CIBERNET Negative File Guidelines (unless otherwise modified by mutual agreement of PriCellular and BANM).

3.3 To control fraudulent Roamer usage, each Party is required to use a positive validation/verification "PV" system provided by a mutually agreed upon validation/verification service in all markets set forth in Appendix I-A. Each Party shall provide to the other Parties, via PriCellular and BANM, a list of all markets and their PV status in the space provided in Appendix I-A. Appendix I-A shall be promptly updated as changes occur in the PV status of any market. The Parties shall cooperate in good faith on each of their respective behalf to control fraudulent Roamer usage. All PriCellular and BANM Parties agree to notify each other through PriCellular and BANM, respectively, should such fraudulent usage become apparent on any Party's System. If a Party to this Agreement has not implemented PV in each operational market to be included in this Agreement, then Attachment B, entitled "Fraud Liability", in a form satisfactory to PriCellular and BANM must be executed and delivered by such Party prior to execution of this Agreement. In addition, any new operational market that becomes operational after execution of this Agreement shall automatically become subject to the provisions of this Agreement, except where no PV has been implemented in such market, an agreement in the form of Attachment B which is satisfactory to PriCellular and BANM shall be required to have been executed and delivered prior to the inclusion of such market under the provisions of this Agreement. The Parties agree that calls completed by a Serving Carrier, either (a) after a PV request has determined that a Roamer is not a valid customer of the Home Carrier or (b) for any unauthorized ESN after entry to the Industry Negative File has become effective, shall be the sole responsibility of the Serving Carrier. PV requests will be made on all Roamer MIN;ESN combinations in accordance with Clearinghouse standard operating procedures as noted in Appendix III.

3.4 Not later than the date of execution of this Agreement, the Parties shall furnish each other through PriCellular and BANM with a copy of their current or proposed tariffs. If any Party has filed for any changes in an existing tariff, copies of the proposed revised pages also shall be provided. Each Party shall also notify each other Party through PriCellular and BANM of any applicable change in its tariffs, with an effective date as specified in Appendix III, and shall include with such notice copies of the revised pages of such tariffs. If tariffs are not required to be filed by a certain jurisdiction the Parties shall exchange through PriCellular and BANM the written terms and conditions of service to be used in lieu thereof and any amendments thereto.

3.5 All information not of public record that is exchanged pursuant to this Agreement shall be treated as confidential. Parties obtaining such confidential information through this Agreement shall use it only as necessary to carry out the purposes of this Agreement or as necessary to comply with federal, state or local law. Parties obtaining confidential information through this Agreement shall not disclose its contents except as necessary to its duly authorized agents to carry out the purposes of this Agreement or as necessary to comply with federal, state or local law. The obligation to protect the confidentiality of information shall survive the termination of the agreement for a period of five years.

IV. BILLING

4.1 Each Home Carrier shall be responsible for billing to, and collecting from, its own customers all charges that are incurred by such customers as a result of service provided to them as Authorized Roamers by the Serving Carrier. The Home Carrier shall also be responsible for billing its customers for, and remitting to, the Federal Government all federal excise tax that may be due in connection with the service being billed by it to its customers. While the Serving Carrier will be responsible for the computation and remittance of all state and local taxes, each Home Carrier shall be liable to the Serving Carrier for all such state and local taxes remitted by the Serving Carrier, regardless of whether these amounts are paid to the Home Carrier by its customers.

4.2 The Parties will cooperate and, as necessary, supplement this Agreement in order to minimize fraudulent or other unwarranted use of their systems. If any Party reasonably decides that, in its sole judgment, despite due diligence and cooperation pursuant to the preceding sentence, fraudulent or other unwarranted use has reached an unacceptable level of financial loss and is not readily remediable, such Party may suspend this Agreement pursuant to Section VI hereof.

4.3 Each Serving Carrier who provides Wireless Service to an Authorized Roamer pursuant to this Agreement shall forward Roamer billing information, on at least a weekly basis, in accordance with the procedures and standards set forth in the CIBER Record to the Home Carrier's Authorized Receipt Point. Except for Serving Carriers utilizing the CIBERNET Corporation Net Settlement Program, each Serving Carrier who provides Wireless Service to an Authorized Roamer pursuant to this Agreement shall send the Home Carrier a paper invoice within the time period specified in Appendix III. This invoice shall reflect all charges relating to service for which Authorized Roamer billing information was forwarded to the Home Carrier during the previous "Billing Period", as defined in Appendix III. The Serving Carrier will use the information provided by its Clearinghouse for invoice preparation and support. The Home Carrier, shall be furnished with an invoice setting forth the same information required in Appendix III from non-clearinghouse Serving Carriers. In either case, the Home Carrier will only pay for Authorized Roamer charges based on The settlement report provided by its Clearinghouse.

4.4 Where the Authorized Roamer billing information required to be provided by the Serving Carrier in accordance with Paragraph 4.3 above is not in accordance with the CIBER Record, the Home Carrier may return the defective record to the Serving Carrier as provided in the CIBER Record. Returning the defective record will be in accordance with CIBER Record established procedures. The Serving Carrier may correct the defective record and return it to the Home Carrier for billing, provided that the time period from the date of the call to the receipt of the corrected record does not exceed the time period specified under "Message Date Edit" in Appendix III.

4.5 No credit for insufficient data or defective records shall be permitted except as provided in Paragraph 4.4 above, unless mutually agreed upon by PriCellular and BANM. Any credit that is requested by the Home Carrier must be fully documented and submitted utilizing the format set forth in Attachment C.

V.  SETTLEMENT

5.1 Each Party will settle its accounts with the other Parties on the basis of billing information received pursuant to Section IV. hereof as of the "Close of Billing", as that phrase is defined in Appendix III. The Home Carrier shall remit to the Serving Carrier's designated account by wire transfer or check such amounts as are due to the Serving Carrier as of the Close of Billing. Carriers utilizing net settlement procedures set forth in the CIBER Record are not required to submit a paper invoice and will make payments in accordance with such net settlement procudures.

5.2 Any payment which is received later than the date permitted in Appendix III shall be subject to a late charge equal to that set forth in Appendix III. The only exception to this requirement shall be late payments which are delayed in forwarding through circumstances which are beyond the control of the Home Carrier and are agreed to by the Serving Carrier, which aggrement shall not be unreasonably withheld.

VI.  TERMINATION AND SUSPENSION OF AGREEMENT

6.1 This Agreement may be suspended or terminated in accordance with the provisions hereof either (i) in part, but only as to a particular Domestic Public Cellular Radio Telecommunications System/Station or Systems/Stations of a Party or Parties,or (2) in whole.

6.2 This Agreement may be terminated without cause by PriCellular or BANM and effective upon thirty (30) days' written notice to theother. In the event of a default under this Agreement or a change by state or federal licensing authorities banning or severely impairing the use of Roamer service by an PriCellular Party or a BANM Party, this Agreement may be terminated immediatelyupon written notice by BANM to PriCellular or PriCellular to BANM, respectively.

6.3 This Agreement may be suspended by PriCellular or BANM immediately upon written notice to the other under the terms specified in this Agreement. PriCellular and BANM shall work together to resolve as expeditiously as possible any difficulty that causes such suspension. At such time as the Party originally giving notice of suspension concludes that the problem causing the suspension has been resolved, that Party shall give to the other written notice to this effect. This Agreement shall resume in full effect five (5) business days after PriCellular and BANM have mutually agreed that the problem has been resolved, unless either PriCellular or BANM thereafter gives written notice that in its reasonable view the problem necessitating the suspension has not been resolved. If the problem causing the suspension of this Agreement remains unresolved for thirty (30) days, this Agreement may be terminated by written notification by either PriCellular or BANM to the other.

6.4 The termination or suspension of this Agreement shall not affect the rights and liabilities of the Parties under this Agreement with respect to all Authorized Roamer charges incurred prior to the effective date of such termination or suspension.

          (d) Such Party (i) filing pursuant to a statute of the United States or of any state, a petition for bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee for all or a portion of such Party's property, (ii) has filed against it, pursuant to a statute of the United States or of any state, a petition for bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee for all or a portion of such Party's property, provided that within sixty (60) days after the filing of any such petition such Party falls to obtain a discharge thereof, or (iii) making an assignment for the benefit of creditors or petitioning for, or voluntarily entering into, an arrangement of similar nature, and provided that such filing, petition, or appointment is still continuing.

VIII. SUCCESSORS AND ASSIGNS

8.1 None of the PriCellular or BANM Parties may sell, assign, transfer, or convey its interest in this Agreement or any of its rights or obligations hereunder without the written consent of BANM or PriCellular, respectively, except that a Party may assign its rights and obligations hereunder to an assignee of its wireless Service license or permit issued by the FCC, provided that such assignee expressly assumes, by written instrument approved by PriCellular in the case of a BANM Party, and BANM in the case of an PriCellular Party, all of the obligations of such Party hereunder and thereby becomes a party hereunder. No person other than a Party to this Agreement shall acquire any rights hereunder as a third-party beneficiary or otherwise by virtue of this Agreement.

IX. NO PARTNERSHIP OR AGENCY RELATIONSHIP IS CREATED

9.1 Nothing contained in this Agreement shall constitute the Parties as partners with one another or render any Party liable for any debts or obligations of any other Party, nor shall any Party hereby be constituted the agent of any other Party.

X.  NOTICES AND AUTHORIZED REPRESENTATIVES

10.1      Unless otherwise specified in this Agreement:
          (a) All notices required under this Agreement shall be given in writing; and,
          (b) All notices shall be either personally delivered, sent via facsimile upon machine confirmation of receipt, or dispatched by certified mall return receipt requested to the persons specified in this Agreement or to such other persons at such other addresses as either PriCellular or BANM may designate by written notice to the other.

10.2 For the purposes of this Agreement, PriCellular shall be the authorized representative of the PriCellular Parties and BANM shall be the authorized representative of the BANM Parties.

XI.  MISCELLANEOUS

11.1 The Parties agree to comply with, conform to, and abide by all applicable and valid laws, regulations, rules and orders of all governmental agencies and authorities. and agree that this Agreement is subject to such laws, regulations, rules and orders.

11.2 The Parties agree to use their respective best, diligent, and good faith efforts to fulfill all of their obligations under this Agreement. The Parties recognize, however, that to effectuate all the purposes of this Agreement, it may be necessary either to enter into future agreements or to amend this Agreement, or both. In that event, the Parties agree to negotiate with each other in good faith.

11.3 This Agreement constitutes the full and complete agreement of the Parties. Any prior agreements among the Parties with respect to this subject matter are hereby superseded. This Agreement may not be amended, except by the written consent of the Parties. Waiver of any breach of any provision of the Agreement must be in writing signed by PriCellular in the case of a breach by BANM or a BANM Party, or by BANM in the case of breach by PriCellular or an PriCellular Party, and such waiver shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision. The failure of a Party to insist upon strict performance of any provision of this Agreement or any obligation under this Agreement shall not be a waiver of such Party's right to demand strict compliance therewith in the future.

11.4 The headings In this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

11.5 This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

XII. CHOICE OF LAW

12.1 This Agreement shall be construed in accordance with the laws of the state of the Serving Carrier.

[ATTACHMENT A]

                                  CIBER RECORD
                             METHODS AND PROCEDURES


The following information is furnished to PriCellular and BANM pursuant to Paragraph 3.1 of Appendix II to the Intercarrier Roamer Service Agreement between PriCellular and BANM by [X], one of the Parties to the Agreement:

---------------------------------------------------------------
NPA/XX   LINE RANGE   SID CODE    CITY   START DATE   END DATE
---------------------------------------------------------------

See our Technical Data Sheet

         [X]


By:________________________________


Title:_____________________________


Issue Date:________________________

[ATTACHMENT B]

                                 FRAUD LIABILITY

As of the effective date of this Agreement, a positive validation/verification system ("PV") has been implemented in each operational market of each of the Parties to this Agreement.

Therefore, the Parties to this Agreement have not included a form of "Fraud Liability" agreement as Attachment B (see Paragraph 3.3 of Appendix II to the Agreement).

In the event that any new market becomes operational after the effective date of this Agreement and such market does not have a PV ("non-PV Market"), the non-PV Market shall not be included under the provisions of this Agreement until the Parties to this Agreement have agreed to the form of a "Fraud Liability" agreement and such Fraud Liability agreement has been duly executed and delivered to the other Party by the Party proposing to include the non-PV Market under the provisions of this Agreement.

[ATTACHMENT C]

                                 CREDIT REQUEST

Home Carrier:_________________                    Serving Carrier: _____________
Date of Invoice: _______________________
Date of Rated Usage Record Data: ____________ Batch # and Date: ________________ Number of Records: ______________ Amount of Invoice Not Justified: $____________ (Airtime & Toll Charges, Other Charges & Taxes)

     _______ Payment Withheld                            _______Charge Back

Reasons for Withholding Payment or Charge Back:

______  1.       Invoice is inconsistent with the Rated Usage
                 Record Data with respect to:

       ______ a.        Taxes;
       ______ b.        Other pass-through charges;
       ______ c.        Wireless Service charges;
       ______ d.        Percentage of Wireless Service;
       ______ e.        Other (see attached reports)

_____   2.       Rated Usage Record Data is incomplete for the
                 charges on the attached sheet:

_____   3.       NPA/NXX combination is not on the list authorized
                 by the Home Carrier:
                 Mobile ID Number
                 Electronic Serial Number

_____   4.       Charges for Roamer usage specified on the attached
                 sheet that are not authorized by the Home Carrier;

_____   5.       Batch totals and detail charges do not balance or
                 batch is out of sequence.

_____   6.       CIBER rejects

_____   7.       Other (specify below)

                                                                   Home Carrier

Date: ______________________                       By:_________________________
                                                   Title:______________________

                                 APPENDIX III TO

                      INTERCARRIER ROAMER SERVICE AGREEMENT

                                     BETWEEN

                                   PRICELLULAR

                                       and

                                      BANM

                              OPERATING PROCEDURES

1. AMENDMENT OF OPERATING PROCEDURES. This Appendix III will be in effect until new Operating Procedures are published by the CIBERNET Corporation ("CIBERNET"), 1133 21st Street, N.W. Third Floor Washington, D.C. 20036, for Roamer agreements used domestically by the Cellular Telecommunications Industry Association. At such time as new Operating Procedures ("New Operating Procedures") are published by CIBERNET, they will become effective as to the Parties on the date proposed by CIBERNET ("Effective Date") provided (a) such date is at least thirty (30) days following receipt by PriCellular and BANM of the New Operating Procedures and (b) neither PriCellular nor BANM has given to the other written notice of termination or suspension of this Agreement based upon its objections to the New Operating Procedures at least five (5) business days before the Effective Date. The Parties agree to be individually responsible for obtaining all officially published revisions to the Operating Procedures and agree that CIBERNET is not liable for information or actions that occur as a result of following such New Operating Procedures.

2. CLOSE OF BILLING. "Close of Billing" shall be the fifteenth (15th) day of each calendar month or the next preceding business day if the fifteenth (15th) is not a business day.

3. INVOICING. Invoicing must occur within fifteen (15) days after the Close of Billing.

4. BILLING PERIOD. The "Billing Period" is the period running from the day after the Close of Billing through the Close of Billing day in the subsequent month (normally the sixteenth (16th) through the fifteenth (15th), unless the fifteenth (15th) falls on a non-business day).

5. PAYMENT. Payment in the form of a check or wire transfer must be received by the payee within thirty (30) days ("Payment Due Date") following the date of the invoice. Payments received later than the Payment Due Date shall be subject to a late charge of either ONE AND A HALF PERCENT (1.5%) of the outstanding balance for each thirty (30) day period (or portion thereof that such payments are late or the highest percentage of the outstanding balance permitted by law, whichever is lower.

6. MINIMUM LINE RANGE. The "Minimum Line Range" within an NPA/NXX is 1,000 line numbers.

7. NPA/NXX NOTIFICATION. The minimum time required before changes, additions or deletions of NPA/NXX's are effective shall be fifteen (15) days from the date of receipt of notification of such changes, additions or deletions by PriCellular for BANM Parties, or by BANM for PriCellular Parties.

8. TARIFF CHANCES. Notice of any applicable changes to tariffs must be received by PriCellular for tariff changes for any BANM Party, or by BANM for tariff changes for any PriCellular Party, at least fifteen (15) days prior to the proposed effective date or at least the number of days specified by state or local governmental regulations prior to the proposed effective date, whichever period is longer.

9. BILLING INVOICE SUMMARY. The minimum information needed for an invoice issued with non-clearinghouse documentation must include the following:

     -        Billing Period (To/From Dates)
     -        Batch Sequence Number
     -        Batch Date
     - Serving and Home SID's (the five-digit numeric corresponding to the FCC designation of the Carrier)
     -        Total Airtime Charges
     -        Total Intra-State Toll
     -        Total Inter-State Toll
     -        Other Charges and Credits
     -        Total Taxes
     -        Total Charges

10. MESSAGE DATE EDIT. Message records shall be considered to have failed the CIBER Record Edit if the message is more than thirty (30) days old when it is received at the Home Carrier's Authorized Receipt Point ("ARP"). Message records which are rejected from the Home Carrier's ARP and returned to the Serving Carrier shall be considered to have failed the CIBER Record Edit if the message is more than sixty (60) days old. Determination of the age of a message record is from the date of the call.

11. EFFECTIVE DATE FOR UNAUTHORIZED ROAMER LIABILITY. Effective with messages dated September 16, 1992 and later, liability for unauthorized roamers shall be established one hour after posting of negative file update by the HOME carrier's clearinghouse. It is essential to populate the Time Zone Indicator and Daylight Savings Indicator fields with appropriate values. Utilization of existing clearinghouse negative file update timestamps shall apply. In all cases, liability for restoral of existing negative file entries shall be immediate. Notification or updating of the attachments and lists shall be made by (a) courier delivery of a written notice, or (b) facsimile transmission of a written notice during normal business hours of the Party being notified, or
(c) by entry (through manual or automated means) into the Industry Negative File of a clearinghouse.

12. LIABILITY FOR REQUESTED REMOVAL/REINSTATEMENT OF EXCHANGES. All requests to remove and/or reinstate exchanges must be in writing and sent via facsimile to the contact person identified in the Technical Data Sheet, Appendix I-A Such requests shall be completed within one (1) business days following receipt when possible, but not later than three (3) business days following receipt. After the expiration of the three
(3) business days deadline, if an exchange is not removed the liability for any fraud incurred will be the responsibility of the serving carrier. The home carrier shall submit all claims, in writing, for the fraudulent usage to the serving carrier.

                                          BELL ATLANTIC
                                  INTERCARRIER SERVICES CONTACTS

--------------------------------------------------------------------------------------
TITLE                                       NAME                     CONTACT #'S
-----                                       ----                     ------------
--------------------------------------------------------------------------------------
INTERCARRIER SERVICES

STAFF DIRECTOR - INTERCARRIER SERVICES    JIM DEFFERY                 908-306-7206
ROAM COORDINATOR - SUPERVISOR            AUDRA HILLMAN                908-306-7290
ROAM COORDINATOR                          FRANK SILVA                 908-306-7279
ROAM COORDINATOR                           JOE SKIFF                  908-306-7203
ROAM COORDINATOR                        KEVIN ZUJKOWSKI               908-306-6774

ROAMER BILLING ADMINISTRATION

STAFF DIRECTOR - ROAMER BILLING           JOHN CUMMINS                908-306-7222
ROAM REVENUE ASSURANCE SUPERVISOR       DONNA GRZYBOWSKI              908-306-6867
ROAM REVENUE ASSURANCE ANALYST           CHRIS A. GANGA               908-306-6750
ROAM REVENUE ASSURANCE ANALYST           DARRELL BARRON               908-306-7270

FRAUD OPERATIONS

STAFF DIRECTOR - FRAUD OPERATIONS          KIM BROWN                 201-254-2480
STAFF MANAGER                             SEAN MCDONALD               201-254-2455
SENIOR ROAM FRAUD ANALYST                  DOE BASSANO                201-254-2455
                                            SAM MAZE                  201-254-2456

CUSTOMER SERVICE - PER REGION

PA, WASH/BALT, PITTSBURG, NNJ
GENERAL MANAGER - SPECIAL TEAMS         ANDRIANA PREZIOSI             201-254-2138
MANAGER - CUSTOMER SERVICE                 RON ZANDERS                201-254-2109
                                        CUSTOMER ROAMER               201-898-6047
                                          SUPPORT TEAM             FAX #201-971-1095

NY METRO, UPSTATE NY, VERMONT,
BOSTON/ALBANY
MANAGER                                  AILEEN CARROLL               914-365-7060
INTERCARRIER SERVICES REPRESENTATIVE     JONELLE BYRON             914-365-7083 x8684
INTERCARRIER SERVICES REPRESENTATIVE     MARTIN MCGEE              914-365-7083 x8681
INTERCARRIER SERVICES REPRESENTATIVE      JIM O'BRIEN              914-365-7083 x8683
INTERCARRIER SERVICES REPRESENTATIVE      JULIE WISE               914-365-7083 x8682

NORTHEAST - A-BAND                   LISA MARIE WILLIAMSON - NE    800-996-7626 x752
REGIONAL ROAMING                       CAROLANN RANDALL - NE       800-996-7626 x753

SOUTHEAST - A-BAND
REGIONAL ROAMING                           MIKE FRYE - SE          864-297-8847 x2252

    SEND ROAMING UPDATES &           BELL ATLANTIC NYNEX MOBILE
        PAYMENTS TO:                    TREASURY DEPARTMENT
                                     180 WASHINGTON VALLEY RD.
                                       BEDMINSTER, NJ 07921

   SEND BILLING TAPES &            GTE DATA SERVICES TAPE LIBRARY
     NEGATIVE FILE TO:                ATTN: ACCESS COORDINATOR
                                    1 EAST TELECOM PARKWAY, DIB
                                      TEMPLE TERRACE, FL 33617


---------------------------------------------------------------------------------------------------
TITLE                                                       SPECIAL NOTES/REMARKS
-----                                                       ---------------------
---------------------------------------------------------------------------------------------------
INTERCARRIER SERVICES

STAFF DIRECTOR - INTERCARRIER SERVICES                          FAX #908-306-6960
ROAM COORDINATOR - SUPERVISOR
ROAM COORDINATOR                            PLEASE CONTINUE TO DIRECT ALL ROAM NOTIFICATIONS TO
                                                  OUR ATTENTION VIA THE FAX NUMBER ABOVE.

ROAMER BILLING ADMINISTRATION

STAFF DIRECTOR - ROAMER BILLING                                 FAX #908-306-6960
ROAM REVENUE ASSURANCE SUPERVISOR
ROAM REVENUE ASSURANCE ANALYST                           ROAMER ACOUNTS RECEIVABLE
ROAM REVENUE ASSURANCE ANALYST                            ROAMER ACCOUNTS PAYABLE

FRAUD OPERATIONS

STAFF DIRECTOR - FRAUD OPERATIONS                  *****ROAMING FRAUD DEPARTMENT HOURS*****
STAFF MANAGER                                      ----------------------------------------
SENIOR ROAM FRAUD ANALYST                       8:00AM TO 5:00PM MONDAY THROUGH FRIDAY (E.S.T.)

                                            DIRECT ALL PULL/RELOAD REQUESTS TO FAX # 201-971-1282

CUSTOMER SERVICE - PER REGION                         *****ROAMING DEPARTMENT HOURS*****
                                                      ----------------------------------
PA, WASH/BALT, PITTSBURG, NNJ
GENERAL MANAGER - SPECIAL TEAMS                 8:00AM TO 9:00PM MONDAY THROUGH FRIDAY (E.S.T.)
MANAGER - CUSTOMER SERVICE                          SATURDAYS - 9:00AM TO 5:00 PM (E.S.T.)
                                                     SUNDAYS - 12:00PM TO 5:00PM (E.S.T.)

NY METRO, UPSTATE NY, VERMONT,
BOSTON/ALBANY
MANAGER                                                         FAX # 914-365-9049
INTERCARRIER SERVICES REPRESENTATIVE            9:00AM 6:00PM MON-THURS/3:00PM-MIDNIGHT FRI (E.S.T.)
INTERCARRIER SERVICES REPRESENTATIVE           11:00AM-8:00PM TUES-FRI/8:00AM TO 5:00PM SAT (E.S.T.)
INTERCARRIER SERVICES REPRESENTATIVE            8:00AM-5:00PM SUN/3:00PM-MIDNIGHT MON-THUR (E.S.T.)
INTERCARRIER SERVICES REPRESENTATIVE            8:00AM-5:00PM SUN/3:00PM-MIDNIGHT MON-THUR (E.S.T.)

                                                  8:30AM TO 5:30PM MONDAY THROUGH FRIDAY (E.S.T.)


                                                  8:30AM TO 5:30PM MONDAY THROUGH FRIDAY (E.S.T.)

                                           PRICELLULAR WIRELESS CORPORATION
PRICELLULAR                                4010 Lake Washington Blvd., Suite 300
Intercarrier Division                      Kirkland, WA 98033
--------------------------------------------------------------------------------



April 24, 1997

Bell Atlantic Nynex Mobile
Audra Hillman
180 Washington Valley Road
Bedminster, NJ 07921

Dear Audra:

Effective today, PriCellular Wireless Corp. would like to amend the agreement between Bell Atlantic Nynex Mobile and PriCellular to include the following markets:


PRICELLULAR MARKERS                              BANM MARKETS

ALL                                              ALL A-side
ALL (incollect only)                             SID 28, 428, 1486 & BID 30222


We understand that to receive service in the Boston area, we would also receive service in the surrounding areas as noted.

Please load our exchanges as soon as possible to allow our customers autOmatic roaming privileges in these markets. I have attached a list of our exchanges.

Thank you for your assistance in this matter.

Sincerely,

PriCellular Wireless Corporation

/s/ Tami Drew

Tami Drew
Intercarrier Operations Analyst

cc: Drew Davies

                                    Sheet 1

218      259      0000     9999     332     30845    GRAND RAPIDS MN
218      283      0000     9999     332     30845    INTERNATIONAL FALLS MN
218      285      0000     9999     333     30845    INTERNATIONAL FALLS MN
218      348      0000     9999     333     30923    DULUTH MN
218      390      0000     0999     333     30923    CARLTON MN
218      390      1000     1999     333     30937    BRAINERD MN
218      390      2000     9999     333     30923    CARLTON MN
218      640      0000     9999     333     30973    WADENA MN
218      731      0000     9999     333     30973    FERGUS FALLS MN
218      760      0000     9999     333     30797    BEMIDJI MN
218      780      0000     9999     333     30923    DULUTH MN
218      839      0000     9999     333     30937    BRAINERD MN
218      841      0000     9999     333     30973    DETROIT LAKES MN
218      969      0000     9999     333     30923    HIBBING MN
304      282      0000     9999     1793             MORGANTOWN WV
304      299      0000     9999     1791    26137    ROANOKE WV
304      641      0000     9999     1793             MORGANTOWN WV
304      678      0000     3999     1791    26137    ROANOKE WV
304      871      0000     9999     1791    26137    ROANOKE WV
320      279      0000     9999     333     30937    HINKLEY MN
320      360      0000     9999     333     30937    LITTLE FALLS MN
320      766      0000     9999     333     30973    BAXTER MN
330      827      0000     9999     1569    26129    NEW PHILADELPHIA OH
412      557      0000     9999     1627    26135    UNIONTOWN PA
412      852      0000     9999     1627    26135    UNION TOWN PA
414      664      0000     9999     333     26339    OCONTO WI
502      352      0000     6999     1279    30463    RADCLIFF KY
502      528      0000     999      1281    30787    GLASGOW KY
502      528      2000     3999     1281    30787    GLASGOW KY
502      576      0000     9999     1281    30787    GLASGOW KY
502      723      0000     2999     1279    30463    ELIZABETHTOWN KY
502      723      3000     3999     1281    30787    COLUMBIA KY
502      723      4000     9999     1279    30463    ELIZABETHTOWN KY
502      837      0000     9999     1279    30463    LAWRENCEBERG KY
518      231      0000     9999     1513    26149    COBLESKILL NY
518      821      0000     9999     1515    26369    HUDSON NY
606      238      4000     8999     1283             DANVILLE KY
606      544      0000     5999     1283             RICHMOND KY
606      544      6000     6999     1287    30785    MAYSVILLE KY
606      544      7000     7999     1283             RICHMOND KY
606      544      8000     9999     1279    30463    HARRODSBURG KY
606      677      0000     9999     1283             LONDON KY
606      678      0000     9999     1283             SOMERSET KY
606      872      0000     6999     1283             LONDON KY
606      872      7000     7999     1279    30463    RADCLIFF KY
606      872      8000     8999     1281    30787    MONTICELLO KY
606      872      9000     9999     1287    30785    MAYSVILLE KY
606      875      0000     6999     1283             LONDON KY
606      875      7000     9999     1287    30785    LONDON KY
606      878      0000     9999     1283             LONDON KY
607      434      0000     9999     1513    26149    ONEONTA NY
612      279      0000     9999     333     30937    HINKLEY MN
614      319      0000     9999     1569    26129    ZANESVILLE OH
614      342      0000     9999     1569    26129    LOGAN OH
614      380      0000     9999     1569    26129    LOGAN OH
614      584      0000     9999     1569    26129    CAMBRIDGE OH
614      586      0000     9999     1569    26129    ZANESVILLE OH

                                                        Page 1

                                    Sheet 1

618      626      0000     9999     245              ALTON IL
715      296      0000     9999     333     30945    RICE LAKE WI
715      367      0000     9999     333     30935    RHINELANDER WI
715      571      0000     9999     333     30929    WAUSAU WI
715      574      0000     9999     333     30929    WAUSAU WI
715      584      0000     9999     333     26339    SHAWANO WI
715      587      0000     9999     333     26337    MARINETTE WI
715      828      0000     9999     333     30927    EAU CLAIRE WI
906      360      0000     9999     333     30931    MARQUETTE MI
906      361      0000     9999     333     30931    MARQUETTE MI
906      779      0000     9999     333     30931    MARQUETTE Ml
914      258      9000     9999     479     26335    ORANGE COUNTY NY
914      283      0000     9999     479     26335    ORANGE COUNTY NY
914      389      0000     9999     1513    26147    KINGSTON NY
914      399      0000     9999     1513    26147    KINGSTON NY
914      453      0000     9999     503     26371    POUGHKEEPSIE NY
914      464      0000     9999     503     26371    POUGHKEEPSIE NY
914      541      0000     9999     479     26335    ORANGE COUNTY NY
914      542      0000     9999     479     26335    ORANGE COUNTY NY
914      797      0000     9999     1513    26147    MONTICELLO NY
914      978      0000     9999     479     26335    MIDDLETOWN NY
914      988      0000     2999     479     26335    ORANGE COUNTY NY
914      988      3000     3999     479     26343    WARWICK NY
914      988      4000     4999     479     26335    ORANGE COUNTY NY

CUSTOM GROUPS

Perspective                                                                      Group Installed
-----------                                                                      ---------------                --------
SID List                                                                         < NONE >                         Save
                                                                                                                --------
-----------------------------------------------------                            Grouping
STD     State     Market City                                                    ----------------------------------
----------------------------------------------------                       / /    Bell Atlantic Mobile GTE TS     Cancel
30204   TX        Diley                                                    / /    00028 Boston MA                --------
30206   IA        Waterloo                                                 / /    00032 Pittsburgh, PA
30208   MO        St. Joseph                                               / /    00078 Albany, NY
30210   KS        Topeka                                                   / /    00300 Burlington, VT
30212   AR        Hot Springs                                              / /    00428 Manchester, NH
30214   TX        Pleasanton                                               / /    00486 Orange County, NY
30216   TX        Three Rivers                                             / /    01486 Concord, NH
30218   TN        Cleveland                                                / /    01746 Bane, VT
30219   WI        Sheboygan                                                / /    02004 EXPIRED, EX
30220   TX        Lubbock                                                  / /    02058 Onconta, NY
30221   EX        EXPIRED                                                  / /    30222 Cape Code, MA
30222   MA        Cape Cod
30223   EX        EXPIRED
30224   MS        Vicksburg
                                                                                                 Group By
                                                                                                /x/  Company
                                                                                                / /  State

                                                      BELL ATLANTIC NYNEX MOBILE
--------------------------------------------------------------------------------
Bell Atlantic NYNEX Mobile, Inc.                              Kevin Zujkowski
180 Washington Valley Road                                    Roamer Coordinator
Bedminster, NJ 07921
(908) 306-6774



April 28, 1997

PriCellular Wireless Corporation
Tami Drew
4010 Lake Washington Blvd., Suite 300
Kirkland, WA 98033

Dear Tami,

I have received your letter dated April 24, 1997 requesting PriCellular exchanges be able to roam in Bell Atlantic NYNEX Mobile Boston Region. Attached is a revised Market Exception, Appendix I-B of the Intercarrier Roamer Service Agreement, effective April 24, 1997. PriCellular exchanges have been loaded into the appropriate switches and can now begin to roam. Should you have any questions, please contact me at the number above.

Sincerely,


/s/ Kevin Zujkowski

Kevin Zujkowski
Roaming Coordinator

cc: J. Jeffery

APPENDIX I-B
REVISED AS OF 4/24/97


                        BELL ATLANTIC NYNEX MOBILE (BANM)
                            MARKET EXCEPTION SUMMARY
                                 FOR PRICELLULAR

PriCellular                                                                     BANM
SID/BIDS                                                                        SID/BIDS
--------                                                                        --------


ALL                                 ALLOWED TN                                  ALL A MARKETS
                                                                                BOSTON REGION

ALL                                 RESTRICTED FROM                             ALL B MARKETS
                                                                                EXCEPT BOSTON REGION




BANM                                                                            PriCellular
SID/BIDS                                                                        SID/BIDS
--------                                                                        --------


ALL B MARKETS                       RESTRICTED FROM                             ALL A MARKETS
ALL A MARKETS                       ALLOWED IN                                  ALL A MARKETS


BANM
LEGEND

-        Boston CGSA Region's Sid/Bids - Are listed on Technical Data
         Sheet, Appendix I-A
-        Northeast Region's Sid/Bids - Are listed on Technical Data
         Sheet, Appendix I-A
-        New York Metro SMSA Region's Sid/Bids - Are listed on
         Technical Data Sheet, Appendix I-A
-        Southeast Region's Sid/Bids - Are listed on Technical Data
         Sheet, Appendix I-A
- Philadelphia Region's Sid/Bids - Are listed on Technical Data Sheet, Appendix I-A
-        Pittsburgh Region's Sid/Bids - Are listed on Technical Data
         Sheet, Appendix I-A
-        Washington/Baltimore Region's Sid/Bids - Are listed on
         Technical Data Sheet, Appendix I-A
-        All A Side Markets Include Regions: Northeast and Southeast
-        All B Side Markets Include Regions: Boston CGSA, New York
         Metro SMSA, Philadelphia, Pittsburgh, and
         Washington/Baltimore